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                                                                 EXHIBIT 4(d)



                  INSTRUMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE, dated as of December 23, 2002, by and among Sotheby's Holdings, Inc., a corporation duly organized and existing under the laws of the State of Michigan, having its principal office at 500 North Woodward Avenue, Suite 100, Bloomfield Hills, Michigan 48304 (the "Company"), JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), a corporation duly organized and existing under the laws of the State of New York, having its corporate trust office at 4 New York Plaza, 15th Floor, New York, New York 10004, as resigning Trustee (the "Resigning Trustee"), and Wilmington Trust Company, a corporation duly organized and existing under the laws of the State of Delaware, having its principal corporate trust office at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, as successor Trustee (the "Successor Trustee").

                                    RECITALS

                  There are presently outstanding under an Indenture dated as of February 5, 1999 (the "Indenture"), between the Company and the Resigning Trustee $100,000,000 in aggregate principal amount of 6 7/8% Notes due 2009 (the "Securities").

                  The Resigning Trustee wishes to resign as Trustee, the office or agency where the Securities may be surrendered for registration of transfer or exchange (the "Registrar"), the office or agency where the Securities may be presented or surrendered for payment (the "Paying Agent") and the office or agency where notices and demands to or upon the Company in respect of the Securities and the Indenture may be served (the "Agent") for all the Securities under the Indenture; the Company wishes to appoint the Successor Trustee to succeed the Resigning Trustee as Trustee, Registrar, Paying Agent and Agent for all the Securities under the Indenture; and the Successor Trustee wishes to accept appointment as Trustee, Registrar, Paying Agent and Agent for all the Securities under the Indenture.

                  NOW, THEREFORE, in consideration of the mutual covenants and premises herein, the receipt and sufficiency of which are hereby acknowledged, the Company, the Resigning Trustee and the Successor Trustee agree as follows:

                                   ARTICLE ONE
                              THE RESIGNING TRUSTEE

                  Section 101. Pursuant to Section 7.08 of the Indenture, the Resigning Trustee hereby notifies the Company that the Resigning Trustee is hereby resigning as Trustee for all the Securities under the Indenture.

                  Section 102. The Resigning Trustee hereby represents and warrants to the Successor Trustee that:

                           (a) No covenant or condition contained in the
                  Indenture has been waived by the Resigning Trustee.

                           (b) There is no action, suit or proceeding pending
                  or, to the best of the knowledge of the Responsible Officers of the Resigning Trustee assigned to its









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                  corporate trust department, threatened against the Resigning
                  Trustee before any court or governmental authority arising out of any action or omission by the Resigning Trustee as Trustee under the Indenture.

                           (c) This Instrument has been duly authorized,
                  executed and delivered on behalf of the Resigning Trustee.

                           (d) $100,000,000 aggregate principal amount of the
                  Securities is outstanding.

                           (e) Interest on the Securities has been paid through
                  August 1, 2002.

                           (f) To the best of the knowledge of the Responsible
                  Officers of the Resigning Trustee assigned to its Corporate Trust Office, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default, had occurred and is continuing under the Indenture.

                           (g) The Resigning Trustee has made, or promptly will
                  make, available to the Successor Trustee originals, if available, or copies in its possession, of all documents relating to the trusts created by the Indenture (the "Trusts") and all information in the possession of its corporate trust department relating to the administration and status of the Trusts.

                  Section 103. The Resigning Trustee hereby assigns, transfers, delivers and confirms to the Successor Trustee all right, title and interest of the Resigning Trustee in and to the trust under the Indenture, all the rights, powers, trusts and duties of the Trustee under the Indenture and all property and money held by such Resigning Trustee under the Indenture. The Resigning Trustee shall execute and deliver such further instruments and shall do such other things as the Successor Trustee may reasonably require so as to more fully and certainly vest and confirm in the Successor Trustee all the rights, powers, trusts and duties hereby assigned, transferred, delivered and confirmed to the Successor Trustee.

                  Section 104. The Resigning Trustee hereby resigns as Registrar, Paying Agent and Agent for all the Securities under the Indenture.

                  Section 105. The Resigning Trustee agrees to pay or indemnify the Successor Trustee and save the Successor Trustee harmless from and against any and all costs, claims, liabilities, losses or damages whatsoever (including the reasonable fees, expenses and disbursements of the Successor Trustee's counsel and other advisors), that the Successor Trustee suffers or incurs without gross negligence or bad faith on its part arising out of actions or omissions of the Resigning Trustee. The Successor Trustee will furnish to the Resigning Trustee, promptly after receipt, all papers with respect to any action the outcome of which would make operative the indemnity provided for in this Section. The Successor Trustee shall notify the Resigning Trustee promptly in writing (and, in any event, within no later than 10 days) of any claim for which it may seek indemnity. The Resigning Trustee shall have the option to defend the claim and the Successor Trustee shall cooperate fully in the defense. If the Resigning Trustee shall assume the defense, then the Resigning Trustee shall not pay for separate counsel



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of the Successor Trustee. The Resigning Trustee shall not be obligated to pay for any settlement made without its consent.

                                   ARTICLE TWO
                                   THE ISSUER

                  Section 201. The Company hereby accepts the resignation of the Resigning Trustee as Trustee, Registrar, Paying Agent and Agent for all the Securities under the Indenture. Pursuant to Section 7.08 of the Indenture, the Company hereby appoints the Successor Trustee as Trustee for all the Securities under the Indenture and confirms to the Successor Trustee all the rights, powers, trusts and duties of the Trustee under the Indenture and with respect to all property and money held or to be held under the Indenture. The Company shall execute and deliver such further instruments and shall do such other things as the Successor Trustee may reasonably require so as to more fully and certainly vest and confirm in the Successor Trustee all the rights, powers, trusts and duties hereby assigned, transferred, delivered and confirmed to the Successor Trustee.

                  Section 202. The Company hereby represents and warrants to the Successor Trustee that:

                           (a) It is a corporation duly and validly organized
                  and existing pursuant to the laws of the State of Michigan.

                           (b) The Indenture was validly and lawfully executed
                  and delivered by the Company, has not been amended or modified, and is in full force and effect.

                           (c) The Securities are validly issued securities of
                  the Company.

                           (d) No event has occurred and is continuing which is,
                  or after notice or lapse of time would become, an Event of Default under Section 6.01 of the Indenture.

                           (e) No covenant or condition contained in the
                  Indenture has been waived by the Company or by the Holders of the percentage in aggregate principal amount of the Securities required to effect any such waiver.

                           (f) There is no action, suit or proceeding pending
                  or, to the best of the Company's knowledge, threatened against the Company before any court or any governmental authority arising out of any action or omission by the Company under the Indenture.

                           (g) This Instrument has been duly authorized,
                  executed and delivered on behalf of the Company.

                           (h) All conditions precedent relating to the
                  appointment of Wilmington Trust Company as successor Trustee, Registrar, Paying Agent and Agent for all the Securities under the Indenture have been complied with by the Company.




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                  Section 203. The Company hereby appoints the Successor Trustee as Registrar, Paying Agent and Agent for all the Securities under the Indenture.


                                  ARTICLE THREE
                              THE SUCCESSOR TRUSTEE

                  Section 301. The Successor Trustee hereby represents and warrants to the Resigning Trustee and to the Company that the Successor Trustee is qualified and eligible under Section 7.10 of the Indenture to act as Trustee for all the Securities under the Indenture.

                  Section 302. Pursuant to Section 7.08 of the Indenture, the Successor Trustee hereby accepts its appointment as Trustee for all the Securities under the Indenture and shall hereby be vested with all the rights, powers, trusts and duties of the Trustee under the Indenture and with respect to all property and money held or to be held under the Indenture.

                  Section 303. The Successor Trustee hereby accepts its appointment as Registrar, Paying Agent and Agent for all the Securities under the Indenture.

                  Section 304. Promptly after the execution and delivery of this Instrument, the Successor Trustee shall cause a notice, the form of which is annexed hereto marked Exhibit A, to be sent to each Holder in accordance with
Section 7.08 of the Indenture.

                                  ARTICLE FOUR
                                  MISCELLANEOUS

                  Section 401. Except as otherwise expressly provided or unless the context otherwise requires, all terms used herein which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                  Section 402. This Instrument and the resignation, appointment and acceptance effected hereby shall be effective as of the close of business on the date first above written; provided, that the resignation of the Resigning Trustee and the appointment of the Successor Trustee as Registrar, Paying Agent and Agent for all the Securities under the Indenture shall be effective 10 business days after the date first above written.

                  Section 403. Notwithstanding the resignation of the Resigning Trustee effected hereby, the Company shall remain obligated under Section 7.07 of Indenture to compensate, reimburse and indemnify the Resigning Trustee in connection with its prior trusteeship under the Indenture. The Company also acknowledges and reaffirms its obligations to the Successor Trustee, including payments to be made in accordance with the fee schedules attached hereto as Exhibit B, as set forth in Section 7.07 of the Indenture, which obligations shall survive the execution hereof.

                  Section 404. This Instrument shall be governed by and construed in accordance with the laws of the jurisdiction which govern the Indenture and its construction.




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                  Section 405. This Instrument may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

                  Section 406 All notices, whether faxed or mailed, will be deemed received when sent pursuant to the following instructions:

                  TO THE RESIGNING TRUSTEE:

                           JPMorgan Chase Bank
                           4 New York Plaza
                           New York, New York 10004
                           Attention:  Institutional Trust Services

                           Telephone:       (212) 623-6768
                           Telecopy:        (212) 623-6167

                  TO THE SUCCESSOR TRUSTEE:

                           Wilmington Trust Company
                           Rodney Square North
                           1100 North Market Street
                           Wilmington, Delaware 19890
                           Attention:  Corporate Trust Administration

                           Telephone:       (302) 636-6058
                           Telecopy:        (302) 636-4140

                  TO THE COMPANY:

                           Sotheby's Holdings, Inc.
                           500 North Woodward Avenue, Suite 100
                           Bloomfield Hills, Michigan 48304
                           Attention:  Secretary

                           Telephone:        (248) 646-2400
                           Telecopy:         (248) 646-2681

                  WITH A COPY TO:

                           Sotheby's, Inc.
                           1334 York Avenue
                           New York, New York 10021
                           Attention: Treasurer

                           Telephone:       (212) 894-2355
                           Telecopy:        (212) 894-2094




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                  IN WITNESS WHEREOF, the parties hereto have caused this
Instrument of Resignation, Appointment and Acceptance to be duly executed as of the day and year first above written.

                               SOTHEBY'S HOLDINGS, INC.


                               By:    /s/ Robert C. Wolcott
                                 ----------------------------------------------
                                Name:  Robert C. Wolcott
                                Title: Treasurer


                               JPMORGAN CHASE BANK, as Resigning
                                   Trustee


                               By:   /s/ Kathleen Perry
                                 ----------------------------------------------
                                Name:  Kathleen Perry
                                Title: Vice President


                               WILMINGTON TRUST COMPANY, as
                                    Successor Trustee


                               By: /s/ Sandra R. Ortiz
                                 ----------------------------------------------
                                 Name:  Sandra R. Ortiz
                                 Title: Financial Services Officer






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                                    EXHIBIT A


                    [LETTERHEAD OF WILMINGTON TRUST COMPANY]

Notice to Holders of 6 7/8% Notes due 2009 (the "Securities").

                  We hereby notify you of the resignation of JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank) as Trustee under the Indenture, dated as of February 5, 1999 (the "Indenture"), pursuant to which your Securities were issued and are outstanding.

                  Sotheby's Holdings, Inc. (the "Company") has appointed Wilmington Trust Company, whose Corporate Trust Office is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, as successor Trustee under the Indenture, which appointment has been accepted and has become effective. Wilmington Trust Company has also been appointed as the office or agency where the Securities may be surrendered for registration of transfer or exchange, where the Securities may be presented or surrendered for payment and where notices and demands to or upon the Company in respect of the Securities and the Indenture may be served.




                            WILMINGTON TRUST COMPANY




Dated:   December 23, 2002







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                                    EXHIBIT B






                            SOTHEBY'S HOLDINGS, INC.

                                SCHEDULE OF FEES

                                    To Act As

                        Trustee, Registrar & Paying Agent

                              6 7/8% Notes Due 2009







NOTE:

Subject to a legal and administrative review of the governing documents and acceptable indemnification for our fees and expenses from a creditworthy entity. Out of pocket expenses (including outside counsel's fees and expenses in connection with the closing and in connection with any post-closing matters) are additional and are billed separately within 30 days from closing. Wilmington Trust requests that whenever possible, the Initial Fee and a prorated portion of the first year's Annual Administration Fee be paid on the closing date by wire transfer per the following wire transfer instructions: Wilmington Trust Company, Wilmington, Delaware; ABA No. 031100092; for credit to the account of Corporate Trust Administration - Income Account; Account No. 9974-0 (Income); Attn: Irene Lennon; Ref: Trustee Fees and Expenses for Sotheby's Holdings, Inc. 6 7/8% Notes Due 2009. Thereafter, the Annual Administration Fee is due and payable annually in advance on each anniversary of the closing date. Transaction Fees are due and payable annually in arrears. All fees are non-refundable and will not be prorated in the event of an early termination of the Trust. All fees quoted are guaranteed for a period of 90 days.


AS TRUSTEE

Initial Charge:       (payable in advance)                Waived
--------------









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Covers the acceptance of a Trust created or modified by an Indenture or
Resolution ("Instrument").

These charges include a complete study of drafts of Instruments and all supporting documents in connection therewith, conferences until a final Instrument is agreed upon, execution of the final Instrument and authentication of securities in either temporary or definitive form.

Annual Administration Charges:      (payable in advance)                $6,000
-----------------------------

Covers normal administration functions including the maintenance of administrative records, duties in connection with the security provisions of the Instrument, and the consideration and decision with respect to various normal administrative questions. The Trustee reserves the right to determine which services may be considered "normal".

Default Administration Charges:

Charges are accrued at an hourly rate, as follows:

Vice President             $ 375.00 per hour
Assistant Vice President   $ 290.00 per hour
Financial Services Officer $ 225.00 per hour


Covers default administration functions including the maintenance of administrative records, duties in connection with the security provisions of the Instrument, and the consideration and decision with respect to various default administrative questions.



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AS REGISTRAR AND PAYING AGENT

Annual Charge:                                              Waived
-------------


Annual Account Maintenance Fee   (payable in advance)       $1,000

(Accounts maintained at beginning of each billing period plus all accounts opened during period)

Covers maintenance of security holders' name and address file, recording certificate transactions, correspondence with and research for security holders, payment of interest, placement, maintenance and removal of stop transfer protection, replacement of lost or stolen certificates, examination and passing upon legal transfers and maintaining all control records, including one audit confirmation.







AGREED TO & ACCEPTED _____________________

DATE:    December 23, 2002

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